Exhibit 4.8

FIRST AMENDMENT

to

CREDIT AGREEMENT

This FIRST AMENDMENT to CREDIT AGREEMENT (this “Amendment”) is entered into and effective as of December 3, 2004, by and among Huttig Building Products, Inc., a Delaware corporation (the “Company”), LaSalle Bank National Association (“LaSalle”), as Administrative Agent, and LaSalle and the other lenders listed on the signature page hereto (the “Lenders”).

Recitals:

A.	The Company, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of September 24, 2004 (the “Loan Agreement”).

B.	The Company, Administrative Agent, and the Required Lenders have agreed to amend the Loan Agreement on the terms and conditions contained herein.

Amendment

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, the Company, Administrative Agent and the Required Lenders hereby amend the Loan Agreement as follows:

1. Definitions. All references to the “Agreement” or the “Loan Agreement” in the Loan Agreement and in this Amendment shall be deemed to be references to the Loan Agreement as it is amended hereby and as it may be further amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.

2. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first written above, or such other date as expressly set forth herein, but only if this Amendment has been executed by the Company, Administrative Agent and the Required Lenders, and only if all of the documents listed on Exhibit A to this Amendment have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Administrative Agent and the Required Lenders.

3. Consent. The Company has advised Administrative Agent that it intends to consummate a Permitted Sale by selling the assets of its Builder’s Resource location in or about Baltimore, MD (the “Subject Sale”) to Builder Resource Supply Corporation, a Maryland corporation (“Buyer”). As a part of the consideration for the Subject Sale, Buyer will deliver to the Company a promissory note, in the original principal amount not to exceed $1,200,000 (the “Subject Sale Note”) The Company’s receipt of the Subject Sale Note in partial consideration of the Subject Sale is not permitted by Section 11.9 of the Loan Agreement.

Notwithstanding the terms of Section 11.9, the Required Lenders hereby consent to the Company’s receipt of the Subject Sale Note. Notwithstanding the provisions of Section 6.2.2. and 6.3.2, the Required Lenders hereby consent to the Company’s retention of any payments of principal or interest on the Subject Sale Note. Notwithstanding the terms of Section 5.2(c) of the Collateral and Guaranty Agreement, the Required Lenders hereby agree that the Company may retain possession of the Subject Sale Note unless and until the Administrative Agent requests that the Subject Sale Note be delivered to Administrative Agent. The Company agrees that upon any such request from the Administrative Agent, the Company shall promptly deliver the original Subject Sale Note to the Administrative Agent, with such endorsements, pledge agreements and other documents that the Administrative Agent may reasonably request from time to time.

4. Supplements to Disclosure Schedules. Schedule 1, Schedule 4 and Schedule 6 of the Guaranty and Collateral Agreement are hereby supplemented with the supplements attached to this Amendment.

5. Acknowledgement of Certain Provisions.

The Company acknowledges and agrees that in the event that it or another Loan Party creates one or more new Subsidiaries in connection with the Texas Wholesale Building Materials Acquisition that the Company shall comply, or cause such other Loan Party to comply, with the terms and provisions of the Loan Agreement (including, without limitation, Section 10.9) and the Guaranty and Collateral Agreement, and shall execute, or cause the execution of, all documents, security agreements, joinder agreements and guaranties as may be reasonably requested by Administrative Agent in connection therewith. The Required Lenders acknowledge and agree that no further consent in connection with such acquisition or formation of any such Subsidiary is required from the Required Lenders in connection with the creation of any such Subsidiary if the Company complies and causes compliance with the terms and provisions of the Loan Agreement (including, without limitation, Section 10.9) and the Guaranty and Collateral Agreement.

6. Amendments to Loan Agreement.

Subject to the terms and conditions set forth herein:

6.1. Sale of Accounts Receivable. Section 11.4(c) is hereby deleted and replaced with the following:

“(c) sell or assign with or without recourse any Accounts or other receivables in excess of $250,000 in the aggregate in any Fiscal Year,”

6.2. Acquisitions.

Section 11.4(d)(iv)(C) of the Loan Agreement is hereby deleted and replaced with the following:

“(C) the aggregate consideration to be paid by the Loan Parties (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP, the fair market value of any non-cash consideration, and any earn outs or deferred purchase price payments to be calculated in accordance with GAAP) in connection with such Acquisition (or any series of related Acquisitions) is less than $15,000,000 per Acquisition (except the Texas Wholesale Building Materials Acquisition is not subject to the foregoing $15,000,000 limitation), and $50,000,000 in the aggregate for all Acquisitions (including, without limitation, the Texas Wholesale Building Materials Acquisition) since the Closing Date;”

6.3. Investments. Section 11.9(f) is hereby deleted and replaced with the following:

“(f) Investments in (i) securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors or (ii) promissory notes received from Account Debtors in settlement of Accounts or other receivables in the ordinary course of business, which, upon the request of Administrative Agent shall be promptly delivered to Administrative Agent together with such endorsements, pledge agreements and other documents that the Administrative Agent may reasonably request from time to time;”

6.4. Net Income. A new defined term “Net Income” is hereby added to Section 1.1 as follows:

“Net Income” means net income, as determined pursuant to GAAP.

6.5. Total Asset Definition.

The definition of “Total Assets” is deleted and replaced with the following:

“Total Assets” means the sum of all assets as presented in the balance sheet in Company’s most recent consolidated financial statements delivered to Administrative Agent and each of the Lenders as required hereunder but excluding any LIFO reserve; provided, however, if a Collateral Access Agreement for the location acquired in the Texas Wholesale Building Materials Acquisition is not provided to Administrative Agent within ninety (90) days following the close of such acquisition, then from and after such ninetieth day, all Inventory located at such location shall be excluded from the calculation of “Total Assets.”

6.6. Texas Wholesale Building Materials Acquisition Definition. A new defined term “Texas Wholesale Building Materials Acquisition” is hereby added in alphabetical order to Section 1.1 of the Loan Agreement:

“Texas Wholesale Building Materials Acquisition” means the Acquisition by the Company, of substantially all the assets of Texas Wholesale Building Materials, Inc. and/or substantially all the assets of any of its subsidiaries (but excluding any equity interests in any such subsidiaries).

7. Representations and Warranties of the Company. The Company hereby represents and warrants to Administrative Agent, the Issuing Lender and each Lender as of the date hereof that (i) this Amendment and each of the other documents, agreements, certificates executed in connection herewith (the “Amendment Documents”) have been duly authorized by the Company’s board of directors, (ii) since September 24, 2004, the Company’s articles of incorporation and bylaws have not been amended, restated or otherwise modified, (iii) no consents are necessary from any third Person for the Company’s execution, delivery or performance of this Amendment and the other Amendment Documents which have not been obtained, (iv) this Amendment, the other Amendment Documents, the Loan Agreement and all other Loan Documents to which it is a party constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity, (v) except as set forth in the disclosure schedules to the Loan Agreement and the other Loan Documents (including the supplements to Schedule 1, Schedule 4 and Schedule 6 to the Collateral and Guaranty Agreement attached to this Amendment), the representations and warranties in the Loan Agreement and the other Loan Documents were true and correct when made and are true and correct in all material respects as of the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), (vi) there exists no Unmatured Event of Default or Event of Default under the Loan Agreement (as amended by this Amendment) or the other Loan Documents, and (vii) there are no proceedings of any kind, pending or to the knowledge of any Senior Officer, threatened against the Company or any other Loan Party which might reasonably be expected to have a Material Adverse Effect.

8. Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent, the Issuing Lender, or any Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement, any of the other Loan Documents or any existing Unmatured Event of Default or Event of Default, nor act as a release or subordination of the Liens and security interests of Administrative Agent under the Loan Documents. Each reference in the Loan Agreement to “the Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, shall be read as referring to the Loan Agreement as amended by this Amendment.

9. Reaffirmation. The Company hereby acknowledges and confirms that (i) except as expressly amended hereby the Loan Agreement and the Loan documents remain in full force and effect, (ii) the Company has no defenses to its obligations under the Loan Agreement and the other Loan Documents, (iii) the Liens and security interests of the Administrative Agent under the Loan Documents secure all the Obligations, continue in full force and effect and have the same priority as before this Amendment, and (iv) the Company has no claim against Administrative Agent, the Issuing Lender or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents, and the Company hereby releases and waives and discharges forever any such claims it may have against Administrative Agent, the Issuing Lender or any Lender arising from or in connection with this Amendment the other Amendment Documents, the Loan Agreement or the other Loan Documents. This Amendment and each of the other Amendment Documents are a part of the Loan Documents.

10. Fees and Expenses. The Company shall promptly pay to Administrative Agent all fees, expenses and other amounts owing to Administrative Agent under the Loan Agreement and the other Loan Documents upon demand, including, without limitation, all reasonable fees, costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment.

11. Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

12. Section Titles. Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

13. Counterparts; Facsimile Transmissions. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission, shall constitute effective delivery thereof. Electronic records of executed Amendment maintained by the Lenders shall be deemed to be originals.

14. Incorporation By Reference. Administrative Agent, the Required Lenders, and the Company hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by this reference.

15. Notice—Oral Commitments Not Enforceable. Nothing contained in the following notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT COMPANY AND EACH OTHER LOAN PARTY (BORROWER) AND ADMINISTRATIVE AGENT AND THE LENDERS (CREDITOR) FROM

MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY AND ADMINISTRATIVE AGENT AND THE LENDERS REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Company acknowledges that there are no other agreements between Administrative Agent, Lenders, Company and the Loan Parties, oral or written, concerning the subject matter of the Loan Documents, as amended hereby, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

16. Notice—Insurance. The following notice is given pursuant to Section 10 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes (1996); nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS THE COMPANY PROVIDES THE ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE ADMINISTRATIVE AGENT MAY PURCHASE INSURANCE AT THE COMPANY’S EXPENSE TO PROTECT THE ADMINISTRATIVE AGENT’S AND THE LENDERS’ INTERESTS IN THE COLLATERAL AND THE REAL ESTATE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY’S INTERESTS. THE COVERAGE THAT THE ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL AND THE REAL ESTATE COLLATERAL. THE COMPANY MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE ADMINISTRATIVE AGENT, BUT ONLY AFTER PROVIDING THE ADMINISTRATIVE AGENT WITH EVIDENCE THAT THE COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE ADMINISTRATIVE AGENT PURCHASES INSURANCE FOR THE COLLATERAL AND THE REAL ESTATE COLLATERAL, THE COMPANY WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

{remainder of page intentionally left blank; signature pages immediately follow}

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

HUTTIG BUILDING PRODUCTS, INC., as the Company

By:	/s/ Thomas S. McHugh
Title:	Vice President-Finance, Treasurer and Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent,
as Issuing Lender and as a Lender

By:	/s/ Signature illegible
Title:	Assistant Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Leanne C. Mannine
Title:	Duly Authorized Signatory

HARRIS TRUST & SAVINGS BANK, as a Lender

By:	/s/ Signature illegible
Title:	Vice President

NATIONAL CITY BANK OF THE MIDWEST, as a Lender

By:	/s/ Signature illegible
Title:	Vice President

FIRST BANK, as a Lender

By:	/s/ Signature illegible
Title:	SVP

CHARTER ONE BANK, N.A., as a Lender

By:	/s/ Signature illegible
Title:	Vice President

FIFTH THIRD BANK (SOUTHERN INDIANA), as a Lender

By:	/s/ Signature illegible
Title:	Vice President

REAFFIRMATION TO FIRST AMENDMENT TO LOAN AGREEMENT

This Reaffirmation to First Amendment to Loan Agreement is executed by Huttig, Inc., a Delaware corporation (“Guarantor”) and is dated as of December 3, 2004 (this “Reaffirmation”). Guarantor acknowledges and consents to all changes, terms and provisions set forth in the foregoing First Amendment to the Loan Agreement among the Company, Administrative Agent, and the Required Lenders of even date with this Reaffirmation (the “First Amendment”) and agrees that all such changes are in the best interests of the Company and Guarantor. In consideration of the financial accommodations granted and which may hereafter be granted to the Company by Administrative Agent and the Lenders, in consideration of Administrative Agent’s, the Issuing Lender’s and the Lenders’ reliance on the Guaranty and Collateral Agreement, dated as of September 24, 2004 by and among the Company, Guarantor and the Administrative Agent (as amended, modified, restated or replaced from time to time, the “Guaranty and Collateral Agreement”) and the other Loan Documents to which Guarantor is a party, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor, irrevocably and unconditionally reaffirms the Guaranty and Collateral Agreement and the other Loan Documents to which it is a party and its continuing guarantee of the payment and performance of all current and future Obligations. Guarantor agrees that the validity and enforceability of the Guaranty and Collateral Agreement and the other Loan Documents to which it is a party is not and shall not be affected in any way or manner by any of the changes, terms and provisions set forth in the First Amendment except for the modification described in Section 4 of the First Amendment. Guarantor hereby consents to the provisions of Section 4 of the First Amendment.

Guarantor hereby represents and warrants to Administrative Agent, the Issuing Lender and each Lender as of the date hereof that (i) this Reaffirmation has been duly authorized by the Guarantor’s board of directors, (ii) since September 24, 2004, Guarantor’s articles of incorporation and bylaws have not been amended, restated or otherwise modified, (iii) no consents are necessary from any third Person for Guarantor’s execution, delivery or performance of this Reaffirmation which have not been obtained, (iv) this Reaffirmation and all other Loan Documents to which it is a party constitute the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity, (v) except as set forth in the disclosure schedules to the Loan Agreement and the other Loan Documents (including the supplements to Schedule 1, Schedule 4 and Schedule 6 to the Collateral and Guaranty Agreement attached to the First Amendment), the representations and warranties in the Loan Agreement were true and correct when made and are true and correct in all material respects as of the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and (vi) there exists no Unmatured Event of Default or Event of Default under the Loan Agreement (as amended by the First Amendment) and the Loan Documents.

Guarantor hereby acknowledges and confirms that (i) the Loan Documents are in full force and effect, (ii) Guarantor has no defenses to its obligations under the Loan Documents, (iii) the Liens and security interests of the Administrative Agent under the Loan Documents secure all the Obligations, continue in full force and effect and have the same priority as before the First Amendment, and (iv) Guarantor has no claim against Administrative Agent, the Issuing Lender or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents, and Guarantor hereby releases and waives and discharges forever any such claims it may have against Administrative Agent, the Issuing Lender or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents.

{Reaffirmation continues on the next page; Signature is on the next page}

Capitalized terms used in this Reaffirmation, but not defined herein, shall have the meanings set forth in the First Amendment.

HUTTIG, INC.

By:	/s/ Thomas S. McHugh
Thomas S. McHugh
Title:	Vice President-Finance and Chief Financial Officer

Exhibit A

Documents and Requirements

1.	First Amendment to Loan Agreement.

2.	Reaffirmation to First Amendment to Loan Agreement.

Supplemental Information for Schedule 1 to Guaranty and Collateral Agreement

Grantor:	Huttig Building Products, Inc.

Issuer:	Builder Resource Supply Corporation

Pledged Note Description:	$1,137,237.71 note issued in connection with sale of the assets of Builder’s Resource location in or about Baltimore, MD.

Supplemental Information for Schedule 4 to Guaranty and Collateral Agreement

(effective upon the closing of the Texas Wholesale Building Materials Acquisition}

2115 Valley View Lane, Farmers Branch, Texas 75234

Supplemental Information for Schedule 6 to Guaranty and Collateral Agreement

(effective upon the closing of the Texas Wholesale Building Materials Acquisition}

The following bank accounts at JPMorgan Chase Bank, N.A/ Bank One, N.A.

Control Disbursements 633682471

Concentration Activity 645588302

Payroll Account 645588302

Imprest 645588310

Oklahoma Deposits 632762639

Concentration Activity 639263714

Texas Deposits 639263714

Concentration Activity 632762639

Operating Account 645588278

Concentration Activity 633682471

Texas Gold 1886449816